Exhibit 10.31
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                          INVESTMENT BANKING AGREEMENT

         This Agreement is made as of this 28th day of September 2004, by and between Paradigm Medical Industries, Inc. (the "Company" or "Paradigm"), a corporation duly organized and existing under the laws of the State of Utah, having its principal place of business at 2355 South 1070 West, Salt Lake City, Utah 84119 and Alpha Advisory Services Inc. (the "Banker"), a corporation duly organized and existing under the laws of the State of New York, with offices at 30 Grace Avenue, Suite 1J Great Neck, NY 11021.

         WHEREAS, the Company is a publicly-traded, develops, manufacturers ,sources ,markets and sells ophthalmic diagnostic and surgical instrumentation and related accessories, including disposable products company (symbol OTC BB:PMED.OB) .

         WHEREAS,  the Banker is  experienced  in providing  investment  banking
advice  to  publicly-traded   companies  and  privately-held  companies  in  the
biotechnology and pharmaceutical sectors; and

         WHEREAS, the Company wishes to retain the services of the Banker on a non-exclusive basis on the following terms and conditions:

         1. The Company hereby retains the services of the Banker for a period of three months (the "Initial Term"), which shall automatically be renewed for successive one-year terms (the "Successive Terms"). Following the expiration of the Initial Term, either party may terminate any Successive Term upon fifteen
(15) days written notice. The cancellation and termination of this Agreement shall not impact the rights of the parties as set forth in any other agreements the Banker and the Company have executed or may execute in the future, said agreements shall remain in full force and effect.

         2. Compensation

         Fees In consideration of the provision of the Services, the Company will pay to Advisor the following fees:

              (i) Retainer In exchange for the Consulting Services (as that term is defined below) rendered during the Initial Term, the Banker shall receive a fee of $3,000 per month, plus reasonable travel and other expenses (which shall be approved in advance), payable on the tenth business day of the following month, and warrants to purchase 25,000 shares of common stock of the Company which shall be exercisable, on a cashless basis, at US$.15 (fifteen cents)per share (the "Warrants"). The Warrants shall be issued to the Banker immediately upon execution of this Agreement. The Warrants shall be immediately vested and exercisable and shall expire two (2) years after their date of issue. During any Successive Term, the Banker's fee shall be $3,000 per month, plus reasonable travel and other expenses (which shall be approved in advance), payable on the tenth business day of the following month.

              (ii) Expenses. During the Term, the Company will pay Advisors traveling and other out-of-pocket expenses, including overnight mail and courier delivery services(collectively called, the "Expenses"), properly incurred in connection with the provision of Services until completion of the Term provided, that all Expenses must be pre approved in writing by the Company and the Company must receive receipts for all such Expenses. Advisor will be reimbursed for any Expenses within 30 days after providing statements and receipts to the company.

              (iii) Success Fees Payable . After the closing of an Investment (as defined below), the Company will pay to Advisor at the closing or as soon as reasonably practicable after the receipt of the cash proceeds by the Company, and assuming that the Company receives an invoice from Advisor with respect to such Success Fees Payable(Advisor will also provide Company with written confirmation of receipt of payment following actual payment by the Company.

              (A) An amount of cash equal to :

              (I) 7% of the aggregate amount invested in the Investment by Paradigm Investors.

              (B) Warrants to purchase ordinary shares of the Company at an exercise price equal to 110% of the price of any securities sold pursuant to the Investment, exercisable until (3) years from the date of issuance of such warrants and for an aggregate amount of ordinary shares equal to 7% of the amount of shares purchased by Alpha's Investors under the Investment. The remaining terms of the warrants shall be pursuant to the company's standard form of warrant prepared by the Company's attorneys or at Advisor's election, as issued to Investors in the Investment ,if applicable.



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              (C) If Advisor  elects,  Advisor may  re-allocate a portion of the
Success Fees to a third party under a joint marketing effort with the reasonable approval by the Company and provided that in the case of warrants such warrants may never be transferred to a competitor of the Company unless approved by the Company.

              (D) Definitions

              (i)"Investment" means one or more equity transaction(s) in which the Company issues, in consideration for cash, one or more class(es) of New Securities to a new Investor(s)

              (ii)New Investor means a Paradigm Investor who has made an Investment

              (iii) New Securities means any class of securities or notes convertible or exchangeable for securities of the Company, issued by the Company having the terms and conditions agreed by the Company and the New Investors (e.g., common or preferred stock, convertible notes and warrants).

              (iv) Success Fees means any consideration owed to Advisor pursuant to Section 2(D)(ii).

              3. At any time prior to the expiration of the Warrants, should the Company prepare and file any registration statements in connection with any securities of the Company held by its shareholders, the Company agrees to include in such registration statement the Warrants and the underlying common stock issued pursuant to this Agreement. The Company shall bear all fees and expenses incurred by the Company in connection with the preparation and filing of such registration statement(s). In the event of such proposed registration(s), the Company shall furnish to the Banker with no less than (i) thirty (30) days written notice prior to the proposed date of filing of such registration statement, or (ii) fifteen (15) days written notice prior to the proposed filing date of any amendment to an existing registration statement. The Banker shall exercise the "piggy-back" rights provided for herein by giving written notice, within ten (10) days of receipt of the Company's notice of its intention to file a registration statement. The Company must keep any registration statement current for nine (9) months.

              4. The Banker shall utilize its best efforts to provide the following services to the Company: (a) review of and recommendations regarding, Company's business plan and promotional materials as well as market research whenever necessary, (b) identifying and contacting potential investors in Europe and the United States ("the Potential Investors") for potential investment in the Company's securities, (c) organizing meetings with Potential Investors,(d) participating in meetings and discussions with Potential Investors regarding the Company,(e) reporting to the Company regularly with respect to its activities pursuant to this Agreement, (f) recommending transaction structures with Potential Investors(with the exception of tax and legal issues), discussing transactions with Potential Investors on behalf of the Company and pursuing the closing of any investment from Potential Investors, (g) assist the Company through Banker's existing and future relationships in areas relating to future financings ,mergers, acquisitions and potential buyouts; the parties agree that any such transaction will be subject to a separate fee agreement between the parties and limited to transactions generated by the Banker, excluding any transactions generated by other parties for which the Banker will not be entitled to compensation.

              5. The Banker shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this agreement shall be construed to preclude the Banker, or any officer, director, agent , assistant, affiliate or employee of the Banker from engaging in any activity whatsoever, including, without limitation receiving compensation for managing investments, or acting as an advisor, broker, or dealer to or participate in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefore. The Banker shall have no obligation to present any business combination to the Company and shall incur no liability for its failure to do so.


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              6. The Banker  (including  any  person or entity  acting for or on behalf of the Banker) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the gross negligence or intentional misconduct of the Banker or any person or entity acting for or on behalf of the Banker.

              7. The Company and its present and fixture  subsidiaries,  jointly and severally, agree to indemnify and hold harmless the Banker and its present and future shareholders as well as its and their officers, directors, affiliates, associates, employees, shareholders, attorneys and agents ("Indemnified Parties" or "Indemnified Party") against any loss, claim, damage or liability whatsoever (including reasonable attorneys' fees and expenses), to which such Indemnified Party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Banker pursuant to this Agreement if such act or omission did not violate the provisions of Section 4 of this Agreement. So long as the Company has not provided counsel to the Indemnified Party in accordance with the terms of this Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation (including reasonable attorneys' fees and expenses) subject to an understanding from such Indemnified Party to repay the Company or its subsidiaries if it is ultimately determined that such Indemnified Party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any Indemnified Party, it shall notify the Company within twenty (20) days after the Indemnified Party receives notice of such action, suit or such threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that such Indemnified Party consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to such Indemnified Party, then the Company shall have the right to appoint alternative counsel for such Indemnified Party reasonably acceptable to such Indemnified Party, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Indemnified Party, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices that are filed, served or submitted in any of the aforementioned. No Indemnified Party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

              8. This Agreement shall be binding upon the Company and the Banker and their respective successors and assigns. This Agreement may be assigned by the Banker, without the Company's consent, to another company within the Alpha group of affiliated companies.

              9.The Company will pay the Success Fees to advisor in respect of any transaction in which a Alpha Investor(s) purchases New Securities of the Company within a 12 months after the effective date of the termination (the "Tail Period") pursuant to the terms hereof. The company shall pay the success Fees to Advisor in respect of any transaction in which a Paradigm Investor(s) purchases new securities of the Company within the Tail Period Following the Tail Period, the Advisor shall have no claim to Success Fees or any other payment with respect to an Investment that occurs.

              10. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

              11. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

              12. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.


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              13. This  Agreement  shall be governed by the laws of the State of
New York. The parties agree that, should any dispute arise in the administration of this Agreement, the dispute shall be resolved through arbitration under the rules of the American Arbitration Association, with its location in New York, New York.

              14. This Agreement contains the entire agreement between the parties with respect to the services to be provided to the Company by the Banker and supersedes any and all prior understandings, agreement or correspondence between the parties.

              IN WITNESS WHEREOF, the Company and the Banker have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written. Paradigm Medical Industries, Inc and Alpha Advisory Services, inc.

     By:      /s/John Y. Yoon               By:    /s/Eric L. Kash
              ---------------                      ---------------
     Name:    John Y. Yoon                  Name:  Eric L. Kash
     Title:   President and CEO             Title: President of Alpha Advisory
              Paradigm Medical Industries          Services, Inc.





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